Exhibit 5.1

Cooley Godward LLP

                              ATTORNEYS AT LAW                 San Francisco, CA
                                                               415 693-2000

                                                               Menlo Park, CA
                              Five Palo Alto Square            415 843-5000
                              3000 El Camino Real
                              Palo Alto, CA                    San Diego, CA
                              94306-2155                       619 550-6000
                              Main 415 843-5000
                              Fax  415 857-0663                Boulder, CO
                                                               303 546-4000

                                                               Denver, CO
                              http://www.cooley.com            303 606-4800

February 13, 1997
                              JAMES C. KITCH
                              415 843-5027
                              kitchjc@cooley.com

Lynx Therapeutics, Inc.
3832 Bay Center Place
Hayward, CA 94545

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Lynx Therapeutics, Inc., a Delaware corporation (the "Company"), of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 995,018 shares of the Company's Common Stock, $.001 par value, (the "Shares") pursuant to its 1992 Stock Option Plan (the "Plan").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP



By:  /s/ JAMES C. KITCH
     ---------------------------
         James C. Kitch, Esq.